Exhibit 99.1

FOR IMMEDIATE RELEASE

Norwood Financial Corp Announces Timing of Third Quarter 2025 Earnings Release and Conference Call

Honesdale, Pennsylvania – October 10, 2025 - Norwood Financial Corp (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank, will release its third quarter 2025 financial results before market opens on Wednesday, October 22, 2025. On the same day, the Company will host a webcast and conference call at 9:00 a.m. ET to discuss the financial results.

To participate in the live call, you may register and connect via webcast using this link:

https://register-conf.media-server.com/register/BIb0fd881de5ac4aeeb442a8dced8ca6b4 . Upon registering, dial-in info and a unique pin to join the call will be provided, as well as an email confirmation with details.

A slide presentation will simultaneously be available for download on the Investor Relations website at ir.wayne.bank. A replay of the event, as well as a transcript, can be accessed after the call at the above link.

About Norwood Financial Corp

Norwood Financial Corp is the parent company of Wayne Bank, which operates from sixteen offices throughout Northeastern Pennsylvania and fourteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

Contact:	John M. McCaffery
Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP
272-304-3003
www.waynebank.com